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                                                                    EXHIBIT 5.2

                [Letterhead of Richards, Layton & Finger, P.A.]






                                 July 27, 1999





Cox Trust I
Cox Trust II
c/o Cox Communications, Inc.
1400 Lake Hearn Drive
Atlanta, Georgia 30319

              Re:      Cox Trust I
                       Cox Trust II

Ladies and Gentlemen:

              We have acted as special Delaware counsel for Cox Communications, Inc., a Delaware corporation (the "Company"), Cox Trust I, a Delaware business trust ("Cox I"), and Cox Trust II, a Delaware business trust ("Cox II"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

              For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

              (a) The Certificate of Trust of Cox I, dated as of July 7, 1999 (the "Cox I Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on July 7, 1999;

              (b) The Declaration of Trust of Cox I, dated as of July 7, 1999, among the Company, as sponsor, and The Bank of New York, a New York banking corporation ("BONY"), and The Bank of New York (Delaware), a Delaware banking corporation ("BONY (Delaware)"), as trustees of Cox I;

              (c) The Certificate of Trust of Cox II, dated as of July 21, 1999 (the "Cox II Certificate"), as filed in the office of the Secretary of State on July 21, 1999;
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Cox Trust I
Cox Trust II
July 27, 1999
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              (d) The Declaration of Trust of Cox II, dated as of July 21,
1999, among the Company, as sponsor, and BONY and BONY (Delaware), as trustees of Cox II;

              (e) The Registration Statement (the "Initial Registration Statement") on Form S-3 (Registration Nos. 333-82575 and 333-82575-01), as filed by the Company, Cox I and others as set forth therein with the Securities and Exchange Commission (the "SEC") on July 9, 1999, as amended by Pre-Effective Amendment No. 1 to the Initial Registration Statement, as proposed to be filed by the Company, Cox I, Cox II and others as set forth therein with the SEC on or about July 27, 1999 ("Amendment No. 1"), including a preliminary prospectus (the "Prospectus"), relating to the Trust Originated Preferred Securities of Cox I representing undivided beneficial interests in the assets of Cox I (each, a "Cox I Preferred Security" and collectively, the "Cox I Preferred Securities") and the Trust Originated Preferred Securities of Cox II representing undivided beneficial interests in the assets of Cox II (each, a "Cox II Preferred Security" and collectively, the "Cox II Preferred Securities") (the Initial Registration Statement, as amended by Amendment No. 1, is hereinafter referred to as the "Registration Statement");

              (f) A form of Amended and Restated Trust Agreement of Cox I, to be entered into among the Company, as sponsor, the trustees of Cox I named therein, and the holders, from time to time, of undivided beneficial interests in Cox I (including Annex I and Exhibits A-1 and A- 2 thereto) (the "Cox I Agreement"), attached as an exhibit to the Registration Statement;

              (g) A form of Amended and Restated Trust Agreement of Cox II, to be entered into among the Company, as sponsor, the trustees of Cox II named therein, and the holders, from time to time, of undivided beneficial interests in Cox II (including Annex I and Exhibits A-1 and A-2 thereto) (the "Cox II Agreement");

              (h) A Certificate of Good Standing for Cox I, dated July 27, 1999, obtained from the Secretary of State; and

              (i) A Certificate of Good Standing for Cox II, dated July 27, 1999, obtained from the Secretary of State.

              Initially capitalized terms used herein and not otherwise defined are used as defined in the Cox I Agreement.

              For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the
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Cox Trust I
Cox Trust II
July 27, 1999
Page 3


additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

              With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

              For purposes of this opinion, we have assumed (i) that the Cox I Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of Cox I, and that the Cox I Agreement and the Cox I Certificate are in full force and effect and have not been amended, and no amendment of the Cox I Agreement or the Cox I Certificate is pending or has been proposed, (ii) that the Cox II Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of Cox II, and that the Cox II Agreement and the Cox II Certificate are in full force and effect and have not been amended, and no amendment of the Cox II Agreement or the Cox II Certificate is pending or has been proposed, (iii) except to the extent provided in paragraphs 1 and 4 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vii) the receipt by each Person to whom a Cox I Preferred Security is to be issued by Cox I (collectively, the "Cox I Preferred Security Holders") of a certificate evidencing the Cox I Preferred Security and the payment for the Cox I Preferred Security acquired by it, in accordance with the Cox I Agreement and the Registration Statement, (viii) that the Cox I Preferred Securities are issued and sold to the Cox I Preferred Security Holders in accordance with the Cox I Agreement and the Registration Statement,
(ix) the receipt by each Person to whom a Cox II Preferred Security is to be issued by Cox II (collectively, the "Cox II Preferred Security Holders") of a certificate evidencing the Cox II Preferred Security and the payment for the Cox II Preferred Security acquired by it, in accordance with the Cox II Agreement and the Registration Statement, and (x) that the Cox II Preferred Securities are issued and sold to the Cox II Preferred Security Holders in accordance with the Cox II Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

              This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating
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Cox Trust I
Cox Trust II
July 27, 1999
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thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

              Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

              1. Cox I has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq (the "Act").

              2. The Cox I Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of Cox I.

              3. The Cox I Preferred Security Holders, as beneficial owners of Cox I, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Cox I Preferred Security Holders may be obligated to make payments as set forth in the Cox I Agreement.

              4. Cox II has been duly created and is validly existing in good standing as a business trust under the Act.

              5. The Cox II Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 6 below, fully paid and nonassessable undivided beneficial interests in the assets of Cox II.

              6. The Cox II Preferred Security Holders, as beneficial owners of Cox II, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Cox II Preferred Security Holders may be obligated to make payments as set forth in the Cox II Agreement.

              We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.
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Cox Trust I
Cox Trust II
July 27, 1999
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                                        Very truly yours,




                                        /s/Richards, Layton & Finger, P.A.